Exhibit 4.1
[FORM OF WARRANT CERTIFICATE]
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR STATE SECURITIES LAWS.
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN WARRANT AGREEMENT, DATED AS OF JUNE 29, 2009, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. SUCH AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO HAS NOT EXPRESSLY ASSUMED THE OBLIGATIONS OF SUCH AGREEMENT AND CONTAINS, AMONG OTHER PROVISIONS, PROVISIONS WHICH LIMIT THE TRANSFER OF THIS SECURITY. A COPY OF SUCH AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

WARRANT CERTIFICATE
CUMULUS MEDIA INC.
No. WR-                     Warrants
Date: [                    ], 2009 PPN: [                    ]
     This Warrant Certificate certifies that                                         , or registered assigns, is the registered holder of                      (                    ) Warrants. Each Warrant entitles the owner thereof to purchase at any time on or after the date hereof and on or prior to the Expiration Date, one (1) fully paid and nonassessable share of Class A Common Stock, $.01 par value per share (the “Common Stock”), of Cumulus Media Inc., a Delaware corporation (together with its successors and assigns, the “Company”), at a purchase price (herein subject to adjustment as provided therein, the “Exercise Price”) of $1.17 per share of Common Stock upon presentation and surrender of this Warrant Certificate to the Company with a duly executed election to purchase and payment of the Exercise Price, all in the manner set forth in the Warrant Agreement (defined below). The number of shares of Common Stock that may be initially purchased upon exercise of each Warrant and the Exercise Price are the number and the Exercise Price as of the date hereof, and are subject to adjustment as referred to below.
     The Warrants are issued pursuant to a Warrant Agreement (as it may from time to time be amended or supplemented, the “Warrant Agreement”), dated as of June 29, 2009, among the Company, the purchaser named therein and the shareholders of the Company named therein, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.
     As provided in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. Except as otherwise set forth in, and subject to, the Warrant Agreement, the Expiration Date of this Warrant Certificate is as set forth in the Warrant Agreement.
     This Warrant Certificate shall be exercisable, at the election of the holder, at any time on or after the date hereof and on or prior to the Expiration Date either as an entirety or in part from time to time. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement and subject to the conditions set forth in the Warrant Agreement, may be transferred or exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.
     Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall be entitled to vote or receive distributions or be deemed for any purpose the holder of shares of Common Stock or of any other Securities of the Company that may at any time be issued upon the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a holder of a share of Common Stock in the Company or any right to vote upon any matter submitted to holders of shares of Common Stock at any meeting thereof, or to give or withhold consent to any corporate action of the Company (whether upon any recapitalization, issuance of stock, reclassification of Securities, change of par value, consolidation, merger, conveyance, or otherwise), or to receive dividends or subscription rights, or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.
     THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT ANY SUCH RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     WITNESS the signature of a proper officer of the Company as of the date first above written.

CUMULUS MEDIA INC.
By:
Name:
Title:

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